CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our reports dated February 4, 1994, except as to Note 2, which is as of March 11, 1994, appearing on pages II-32 and F-2 of the Viacom Inc. Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A Amendment No. 1 dated May 2, 1994. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
New York, New York
August 24, 1994